1 FTAI AVIATION LLC August 8, 2024 VIA EMAIL BoHee Yoon Dear BoHee: It is with great pleasure that we extend to you an offer to join FTAI Aviation LLC (the “Company”), as set forth below. This letter, together with Exhibit A hereto, is referred to herein as the “Letter Agreement.” Start Date: Subject to full execution of this Letter Agreement and any related Company documents, your employment with the Company will commence on a date that is mutually agreed between the Company and FIG LLC, which is expected to occur on or before August 31, 2024 (the actual date on which you become employed by the Company is referred to as the “Start Date”). The terms and conditions of this Letter Agreement are contingent upon: (i) you being an active employee of FIG LLC as of, and not having given or received notice of termination of such employment prior to, the Start Date, and this Letter Agreement will have no force or effect if your employment with FIG LLC terminates for any reason, or if you give or receive notice of termination of such employment, prior to the Start Date, and (ii) your timely execution (and non-revocation) of a separation agreement and release of claims in the form provided to you by FIG LLC, and this Letter Agreement will have no force or effect if you fail to timely execute, or revoke, such separation agreement and release of claims prior to the Start Date. Duties: In your role as Managing Director, Counsel, your duties will be those assigned to you by the Company’s Board of Directors or its designee. Your duties may be changed from time to time and you agree that you will not accept other employment while working for the Company. You will devote your full working time to the Company. Location of Employment: You will be an employee of the Company at its office in New York, New York, although you acknowledge that you may be required to travel from time to time for business reasons, as reasonably requested by the Company. Exhibit 10.14

2 Salary: Your base salary will be paid at the rate of $200,000 per annum, payable in accordance with the regular payroll practices of the Company as in effect from time to time. The Company reserves the right to (i) modify its payroll practices and payroll schedule at its sole discretion and (ii) adjust your base salary from time to time. Your base salary will constitute your compensation for all hours worked, regardless of the number of hours worded in any work week. 401k True-up: To the extent applicable, the Company will make a cash payment to you in an amount equal to the gross amount (as determined by the Company in its sole discretion) of any unvested amounts under the Fortress Investment Group LLC 401(k) you forfeited as a result of your resignation from FIG LLC. Vested Deferred Compensation: To the extent applicable, the Company will make a cash payment to you in an amount equal to the gross amount (as determined by the Company in its sole discretion) of any deferred compensation amounts that you forfeited as a result of your resignation from FIG LLC. Such cash payment will be paid to you at the same time, and subject to the same terms and conditions (including continued employment), as if you had remained employed at FIG LLC following the Start Date. Discretionary Annual Bonuses: You are eligible to receive, as additional compensation, a discretionary annual bonus with respect to each year you are employed by the Company (including, without pro-ration, for 2024), which discretionary bonus (if any) will be paid no later than March 15 of the immediately subsequent calendar year. Payment of a discretionary bonus in any given fiscal or calendar year does not entitle you to additional compensation or any such bonus in any subsequent year. In order to be eligible for any such bonus while employed at the Company, you must be an active employee at, and not have given or received notice of termination prior to, the time of the bonus payment. Benefits: Effective on the Start Date, you (and your spouse, registered domestic partner and/or eligible dependents, if any) shall be entitled to participate in the same manner as other similarly situated employees of the Company in the employee benefit plans that are generally made available to similarly situated employees of the Company, subject to satisfying the applicable eligibility requirements. Your participation will be subject to the terms of the applicable plan documents and generally applicable Company policies. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time, at the Company’s sole discretion.

3 Paid Time Off: During your employment, you will be entitled to paid time off (“Paid Time Off”) in accordance with the Company’s policy applicable to employees, as amended from time to time. Accrued But Unused Paid Time Off: To the extent applicable, the Company will make a cash payment to you in an amount equal to the dollar value (as determined by the Company in its sole discretion) of any accrued and unused 2024 Paid Time Off days you forfeited as a result of your resignation from FIG LLC. Representation: You represent that on the Start Date, you will be free to accept employment hereunder without any contractual restrictions, express or implied, with respect to any of your prior employers. You represent that you have not taken or otherwise misappropriated and you do not have in your possession or control any confidential and proprietary information belonging to any of your prior employers or connected with or derived from your services to prior employers, except for information relating to the business (the “FTAI Aviation Business”) of FTAI Aviation Ltd. (“FTAI Aviation”). You represent that you have returned to all prior employers any and all such confidential and proprietary information, except to the extent relating to the FTAI Aviation Business. You further acknowledge that the Company has informed you that you are not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with your employment by the Company, except to the extent relating to the FTAI Aviation Business. You agree that you will not use such information, except to the extent relating to the FTAI Aviation Business. You represent that you are not currently a party to any pending or threatened litigation or arbitration, including with any current or former employer or business associate. In the event that you become a party to any pending or threatened litigation or arbitration after the date on which you sign this Letter Agreement but prior to your Start Date and at all times thereafter while you are employed by the Company, you shall promptly provide the Company with notice of such, in writing. You shall indemnify and hold harmless the Company from any and all claims arising from any breach of the representations and warranties in this paragraph. You represent that you understand that this Letter Agreement sets forth the terms and conditions of your employment relationship with the Company and as such, you have no express or implied right to be treated the same as or more favorably than any other employee of the Company, FTAI Aviation and any entity that is controlled by FTAI Aviation (each a “Controlled Affiliate”) with respect to any matter set forth herein based on the terms or conditions of such person’s employment relationship with the Company, FTAI Aviation or any Controlled Affiliate. You further agree to keep the

4 terms of this Letter Agreement confidential and not to disclose any of the terms or conditions hereof to any other person, including any employee of the Company, other than to your attorney or accountant or, upon the advice of counsel after notice to the Company, as may be required by law, except to the extent such disclosure is protected or expressly permitted by applicable law. Set-off: You hereby acknowledge and agree, without limiting the Company’s rights otherwise available at law or in equity, that, to the extent permitted by law, any or all amounts or other consideration payable by the Company, FTAI Aviation or any Controlled Affiliate pursuant to the provisions hereof or pursuant to any other agreement with the Company, FTAI Aviation or any Controlled Affiliate, may be set-off against any or all amounts or other consideration payable by you to the Company, FTAI Aviation or any Controlled Affiliate hereunder or under any other agreement between you and the Company, FTAI Aviation or any Controlled Affiliate; provided that any such set-off does not result in a penalty under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Policies and Procedures: You agree to comply fully with all Company policies and procedures applicable to employees, as amended and implemented from time to time, including, without limitation, tax, regulatory and compliance procedures. Employment Relationship; Notice Period: This Letter Agreement is not a contract of employment for any specific period of time, and subject to any notice provisions herein, your employment is “at will” and may be terminated by you or by the Company at any time for any reason or no reason whatsoever. In each case where the term “Company” is used in this Letter Agreement it shall mean, in addition to the Company, FTAI Aviation or any Controlled Affiliate to the extent you may be employed on a full-time basis at the applicable time by such entity. You agree that effective as of any separation from service with the Company, you will have been deemed to resign from all positions you may hold with the Company and its affiliates (including any board memberships), and will take any actions that may be reasonably required to effectuate such resignation, without prejudice against any rights you may otherwise have under this Agreement. You agree to provide the Company with at least 90 days’ advance written notice of your resignation of employment (the “Notice Period,” which Notice Period shall be considered a “Protective Covenant” (as hereinafter defined) for purposes of this Letter Agreement). The Company may, in its sole discretion, direct you to cease performing your duties, refrain from entering the Company’s offices and/or restrict your access to Company

5 systems, trade secrets and confidential information, in each case during all or part of the Notice Period. During the Notice Period, you shall continue to be an employee of the Company, the Company shall continue to pay you your base salary and benefits, and you shall be entitled to all other benefits and entitlements as an employee until the end of the Notice Period (although you acknowledge that (i) you shall not be entitled to receive any bonus not already paid prior to the commencement of the Notice Period; (ii) your base salary, benefits, and entitlements shall cease if you breach any of your agreements with or obligations to the Company, FTAI Aviation or any Controlled Affiliate, including, without limitation, those “Protective Covenants” set forth below and incorporated herein; (iii) your Paid Time Off will be treated in accordance with the Company’s policies then in effect; and (iv) such Notice Period shall be disregarded for purposes of the vesting of equity and/or deferred cash awards, if any). Protective Covenants: You acknowledge that, from the Start Date and during the period of your employment hereunder, you will be provided with access to secret, proprietary and confidential information, knowledge and data relating to the Company, FTAI Aviation and its Controlled Affiliates and/or any joint venture to which the Company, FTAI Aviation or any of its Controlled Affiliates is a party and their respective businesses, specialized training, and/or will meet and develop relationships with potential and existing suppliers, financing sources, customers, clients, and employees of the Company, FTAI Aviation and its Controlled Affiliates or any joint venture to which the Company, FTAI Aviation or any of its Controlled Affiliates is a party. You acknowledge that the Company, FTAI Aviation and its Controlled Affiliates are engaged in a highly competitive business and that the success of the Company, FTAI Aviation and its Controlled Affiliates in the marketplace depends upon its goodwill and reputation, and that you will develop such goodwill and reputation through substantial investment by the Company, FTAI Aviation and its Controlled Affiliates. You agree and acknowledge that reasonable limits on your ability to engage in activities competitive with the Company, FTAI Aviation and its Controlled Affiliates are warranted to protect their substantial investments in developing and maintaining their status in the marketplace, reputation and goodwill. You further acknowledge and agree that (i) the foregoing makes it necessary for the protection of the Company’s, FTAI Aviation’s and its Controlled Affiliates’ goodwill that you comply with the provisions of these Protective Covenants, (ii) this offer of employment would not have been extended to you if you had not agreed to comply with the provisions of these Protective Covenants, and (iii) the restrictions set forth in these Protective Covenants are reasonable.

6 You shall not, without the advance written approval of the Company, directly or indirectly, serve as an executive professional, supervisor or manager to, provide strategic consulting or advice to, or control the operations of, a Competing Business which operates in the Restricted Territory (each as hereinafter defined), or, if you are in a sales or marketing position with access to customer and/or pricing information, provide sales or marketing or similar services for, a Competing Business during (i) the period of your employment hereunder and (ii) if you resign your employment for any reason or are terminated for Cause (as hereinafter defined), the twelve (12) month period immediately following the effective date of your termination of employment (which twelve (12) month period shall be inclusive of the Notice Period (as defined above)); provided, however, that if a Competing Business operates both within and outside the Restricted Territory, you shall not be prevented from providing services to the Competing Business solely with respect to its operations outside the Restricted Territory, so long as (A) such services do not relate to the governance, strategy, development, management, sales or operations of any business segment within the Restricted Territory, and (B) you do not provide or receive any confidential information, or participate in any communication, related to the business segment of the Competing Business operating within the Restricted Territory. For purposes of this Letter Agreement, “Competing Business” means any business, individual, partner, firm, corporation, or other entity or joint venture of entities engaged in, or preparing to engage in (including through owning or taking steps to own a third party that is or would be) any aviation-related business of the Company, FTAI Aviation or any Controlled Affiliate, and “Restricted Territory” means the United States, North America, South America, Asia, Europe, Africa and Australia. You hereby agree that during the period of your employment hereunder and for the eighteen (18) month period immediately following the termination of such employment for any reason, you shall not, directly or indirectly (including by assisting or aiding any third party): (a) recruit, solicit or induce any non-clerical employee or employees of the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI Aviation or any Controlled Affiliate is a party to terminate their employment with, or otherwise cease their relationship with, the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI Aviation or any Controlled Affiliate is a party, or in hiring or assisting another person or entity to hire any non-clerical employee of the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI

7 Aviation or any Controlled Affiliate is a party or any person who within six (6) months before had been a non-clerical employee of the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI Aviation or any Controlled Affiliate is a party and was recruited or solicited for such employment or other retention while an employee of the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI Aviation or any Controlled Affiliate is a party (other than any of the foregoing activities engaged in with the prior written approval of the Company); or (b) solicit, induce or encourage or attempt to persuade any agent, supplier or customer of the Company, FTAI Aviation or any Controlled Affiliate or any joint venture to which the Company, FTAI Aviation or any Controlled Affiliate is a party to reduce or terminate such agency or business relationship; provided that the provisions of this Letter Agreement shall not prohibit solicitation by you of any such agent, supplier or customer to the extent that such solicitation does not relate to a Competing Business. You hereby agree that you shall not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on the Company, its affiliates or any of their respective founders or senior management members. Nothing contained in this Letter Agreement shall limit any common law or statutory obligation that you may have to the Company, FTAI Aviation or any Controlled Affiliate. As a condition of employment, you will be required to sign a confidentiality and proprietary rights agreement, in a form acceptable to the Company, and that agreement shall remain in full force and effect after it is executed and following termination of your employment for any reason with the Company or FTAI Aviation or any Controlled Affiliate. The obligations set forth in such agreement shall be considered “Protective Covenants” for purposes of this Letter Agreement and are incorporated herein by reference. The provisions set forth above in (or incorporated into) this “Protective Covenants” section, together with the Notice Period above, are collectively referred to in this Letter Agreement as the “Protective Covenants” (and each is a “Protective Covenant”). You acknowledge and agree that each of the Protective Covenants is reasonable as to duration, terms and geographical area and that the same

8 protects the legitimate interests of, as the case may be, the Company or FTAI Aviation and its Controlled Affiliates (including, but not limited to, their confidential information, customer lists, the goodwill of their businesses, investments in special training or techniques provided by the Company or FTAI Aviation or any Controlled Affiliate to your and their relationships with customers, employees, agents and suppliers), imposes no undue hardship on you, is not injurious to the public, and that, notwithstanding any provision in this Letter Agreement to the contrary, any violation of the Protective Covenants shall be specifically enforceable in any court of competent jurisdiction without the need to prove the inadequacy of monetary damages or post a bond. You acknowledge and agree that a portion of the compensation provided to you under this Letter Agreement will be provided in consideration of the Protective Covenants, the sufficiency of which consideration is hereby acknowledged. If any Protective Covenant as applied to you or to any circumstance is adjudged by a court with competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other Protective Covenant. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, you agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. Each of the Protective Covenants shall be construed as an agreement independent of any other provisions in this Letter Agreement. For purposes of this Letter Agreement, “Cause” means (i) your commission of an act of fraud or dishonesty in the course of your service to the Company; (ii) your indictment, conviction or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) your commission of an act which would make you subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) your gross negligence or willful misconduct in connection with your employment by the Company; (v) your breach of any restriction set forth in (or otherwise herein incorporated by reference into) the section above entitled “Protective Covenants;” or (vi) your commission of any material breach of any of the provisions or covenants (excluding the covenants set forth in or incorporated into the “Protective Covenant” section above) set forth herein; provided, however, that discharge pursuant to this clause (vi) shall not constitute discharge for “Cause” unless you have received written notice from the Company stating the nature of such breach and affording you an

9 opportunity to correct fully the act(s) or omission(s), if such a breach is capable of correction, described in such notice within ten (10) days following your receipt of such notice. Arbitration: You agree to submit any claims arising out of this Letter Agreement or your employment and termination thereof to binding arbitration in accordance with the terms of Exhibit A, which are hereby incorporated herein by reference. By executing this Letter Agreement, both you and the Company acknowledge that (a) arbitration pursuant to the terms set forth in Exhibit A shall be the sole and exclusive means of resolving any claims between you and the Company arising out of or relating to this Letter Agreement or your employment and termination thereof (except as provided in Exhibit A) and (b) you are relinquishing your right to a jury trial. Governing Law: This Letter Agreement will be covered by and construed in accordance with the laws of New York, without regard to the conflicts of laws provisions thereof. WITH REGARDS TO (I) THOSE CLAIMS EXCLUDED FROM BINDING ARBITRATION (AS SET FORTH IN EXHIBIT A, SECTION (C)); AND (II) APPLICATIONS FOR INJUNCTIVE RELIEF (AS DESCRIBED IN EXHIBIT A, SECTION (A)), YOU HEREBY AGREE THAT EXCLUSIVE JURISDICTION WILL BE IN A COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND WAIVE OBJECTION TO THE JURISDICTION OR TO THE LAYING OF VENUE IN ANY SUCH COURT. Section 409A: The intent of the parties to this Letter Agreement is that payments and benefits hereunder comply with, or are exempt from, Section 409A and, accordingly, to the maximum extent permitted, this Letter Agreement shall be administered, interpreted and construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. The Company does not guarantee you any particular tax treatment relating to the payments and benefits under this Letter Agreement. In no event shall the Company be liable for, or be required to indemnify you for, your liability for taxes or penalties under Section 409A or otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, you shall not be considered to have terminated employment with the Company for purposes of this Letter Agreement, and no payment shall be due to you under this Letter Agreement, until you would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Any payments described in this Letter Agreement that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the

10 contrary in this Letter Agreement, if you are a “specified employee” (as defined in Section 409A(a)(2)(B)(i)) and are entitled to receive a payment on separation from service that is subject to Section 409A, the payment may not be made earlier than six months following the date of your separation from service if required by Section 409A, in which case, the accumulated postponed amount shall be paid in a lump sum on the first business date after the earlier of (i) the date that is six (6) months following such separation from service and (ii) your death. Each amount and installment to be paid or benefit to be provided to you pursuant to this Letter Agreement shall be construed as a separate identified payment for purposes of Section 409A. Miscellaneous; Acknowledge- ments; Protective Covenants Severable; Remedies Cumulative; Subsequent Employment Notice; Obligations; No Waiver; Cooperation; Withholding: Notwithstanding the provisions of Exhibit A, if you commit a breach or are about to commit a breach, of any of the Protective Covenants provisions hereof, the Company, FTAI Aviation and its Controlled Affiliates shall have the right to have the provisions of this Letter Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company, FTAI Aviation or its Controlled Affiliates and that money damages will not provide an adequate remedy to the Company, FTAI Aviation or its Controlled Affiliates. In addition, the Company, FTAI Aviation or its Controlled Affiliates may take all such other actions and remedies available to it under law or in equity, and, pursuant to this Letter Agreement shall be entitled to such damages as it can show it has sustained by reason of such breach. The parties acknowledge that (i) the type and periods of restriction imposed in the Protective Covenants are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company, FTAI Aviation and its Controlled Affiliates or other legitimate business interests and the goodwill associated with the business of any of the foregoing; (ii) the time, scope, geographic area and other provisions of the Protective Covenants have been specifically negotiated by sophisticated commercial parties, who have each had the opportunity to consult with legal counsel; and (iii) because of the nature of the business engaged in by the Company, FTAI Aviation and its Controlled Affiliates and the fact investments can be and are made by the Company, FTAI Aviation and its Controlled Affiliates wherever they are located, it is impractical and unreasonable to place a geographic limitation on the agreements made by you.

11 If any of the covenants contained in the Protective Covenants, or any part thereof, is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. Each of the covenants and agreements contained in the Protective Covenants is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Letter Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Letter Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of you against the Company, FTAI Aviation or any Controlled Affiliate, whether predicated on this Letter Agreement or otherwise, shall not constitute a defense to the enforcement by the Company, FTAI Aviation or any Controlled Affiliate of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Letter Agreement. The temporal duration of the Protective Covenants shall not expire, and shall be tolled, during any period in which you are in violation of any of such Protective Covenants, and all such restrictions shall automatically be extended by the period of your violation of any such restrictions. Prior to accepting employment with any person, firm, corporation or other entity during your employment by the Company, FTAI Aviation or any Controlled Affiliate (in anticipation of commencing such new employment after terminating your employment with the Company) or any period thereafter that you are subject to any of the Protective Covenants, you shall (i) notify the prospective employer in writing of your obligations under such provisions and (ii) within thirty days after your commencement of employment with any new employer, shall simultaneously provide a copy

12 of such written notice to an officer of the Company of such new employment, identifying such new employer. The failure of a party to this Letter Agreement to insist upon strict adherence to any term hereof on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Letter Agreement. This Letter Agreement, and all of your rights and duties hereunder, shall not be assignable or delegable by you. Any purported assignment or delegation by you in violation of the foregoing shall be null and void ab initio and of no further force and effect. This Letter Agreement may be assigned by the Company to any affiliate of the Company, FTAI Aviation or any manager of FTAI Aviation or to a person or entity which is an affiliate or successor in interest to all or substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate person or entity. You shall provide reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during your employment. This provision shall survive any termination of this Letter Agreement. The Company may withhold from any amounts and benefits due to you under this Letter Agreement such Federal, state and local taxes as may be required or permitted to be withheld pursuant to any applicable law or regulation. This Letter Agreement and Exhibit A contain the entire understanding of the parties and may be modified only in a document signed by the parties and referring explicitly to this Letter Agreement. If any provision of this Letter Agreement or Exhibit A is determined to be unenforceable, it may be severed and the remainder of this Letter Agreement or Exhibit A shall not be adversely affected thereby. Moreover, if any one or more of the provisions contained in this Letter Agreement or Exhibit A is held to be unenforceable, any such provision will be construed by limiting and reducing it so as to be enforceable to the maximum extent compatible with applicable law. In executing this Letter Agreement, you represent that you have not relied on any representation or statement not set forth herein, and you expressly disavow any reliance upon any such representations or statements. Without limitation to the foregoing, you represent that you

13 understand that you shall not be entitled to any equity interest, profits interest or other interest in the Company, FTAI Aviation, any Controlled Affiliate, or any manager of FTAI Aviation or any of its affiliates, except in another writing signed by the Company. FTAI Aviation and its Controlled Affiliates are intended beneficiaries under this Letter Agreement. [signatures on the following page.]

S-1 If you agree with the terms of this Letter Agreement and accept this offer of employment, please sign and date this Letter Agreement in the space provided below and return a copy to the Company to indicate your acceptance. This Letter Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Sincerely, FTAI Aviation LLC By: _/s/Eun (Angela) Nam________ Name: Eun (Angela) Nam Title: Chief Financial Officer AGREED AND ACCEPTED AS OF August __8___, 2024: _/s/BoHee Yoon_________________ BoHee Yoon

A-1 Exhibit A Arbitration (a) You and the Company agree that we shall first attempt to settle any controversy, dispute or claim arising out of or relating to your compensation, your employment or the termination thereof or the Letter Agreement or breach thereof (including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of the Letter Agreement or the conduct and communications of us regarding the Letter Agreement and the subject matter of the Letter Agreement) through good faith negotiation. Any such controversy, dispute or claim, as described in the preceding sentence, will be referred to herein as a “Dispute”. If such negotiations fail to reach a resolution of the Dispute within forty-five (45) days after a party initially provides written notice (either by letter or electronically) of any such Dispute either party may initiate arbitration proceedings in accordance with this Exhibit A. The parties agree to resolve any Dispute by binding arbitration administered by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) or a successor organization, for binding arbitration located in New York City, New York by a single arbitrator pursuant to its Employment Arbitration Rules & Procedures. The JAMS Employment Arbitration Rules & Procedures are available online at https://www.jamsadr.com/rules-employment-arbitration/. Except as otherwise authorized by applicable law, all awards of the arbitrator shall be binding and non-appealable. The arbitrator’s final award shall be in writing made and delivered to the parties within thirty (30) calendar days following the close of the hearing and shall provide a reasoned basis for the resolution of any Dispute and any relief provided. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any Dispute, without reference to the rules of conflicts of law applicable therein. The arbitrator shall be bound by and strictly enforce the terms of the Letter Agreement and this Exhibit and, except as expressly provided for in Section (m) of this Exhibit A, may not limit, expand or otherwise modify their terms. The arbitrator may grant injunctions or other relief. Notwithstanding anything else set forth herein, the Company shall not be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided, including without limitation, with respect to any Dispute relating to the Protective Covenants under the Letter Agreement or any confidentiality obligations under your Confidentiality and Proprietary Rights Agreement. (b) You acknowledge that you have read and understand this Exhibit A to the Letter Agreement. You understand that by signing the Letter Agreement, you agree to submit any Dispute to binding arbitration, and that this arbitration provision constitutes a waiver of your rights to a jury trial and relates to the resolution of all Disputes relating to all aspects of the employer/employee relationship to the greatest extent permitted by law, including but not limited to the following: (i) Any and all claims for wrongful discharge of employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing,

A-2 both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation; (ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the New York City Administrative Code, the New York Labor Law, the New York Human Rights Law, and the New York City Human Rights Law; (iii) Any and all claims arising out of or relating to your compensation, including without limitation, any carried interest, points interest, or any equity based incentive plan or award agreement, all such claims to be governed by the terms and conditions of any such plan or award agreement; and (iv) Any and all claims arising out of any other federal, state or local laws or regulations relating to employment, harassment or employment discrimination. (c) The following Disputes are excluded from mandatory arbitration under this Letter Agreement: (i) claims for workers’ compensation benefits, unemployment insurance, or state or federal disability insurance; and (ii) any other dispute or claim that has been expressly excluded from arbitration by statute or other applicable law that is not preempted by the Federal Arbitration Act. Nothing in this Letter Agreement should be interpreted as restricting or prohibiting you from filing a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Commission, any other federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable, federal, state, or municipal law or regulation. A federal, state, or local agency would also be entitled to investigate the charge in accordance with applicable law. However, any Dispute that is covered by this Letter Agreement but not resolved through the federal, state, or local agency proceedings must be submitted to arbitration in accordance with this Letter Agreement. (d) You further understand that other options such as federal and state administrative remedies and judicial remedies exist and acknowledge and agree that by signing the Letter

A-3 Agreement and agreeing to the terms of this Exhibit A, with the sole exception of any Disputes expressly excluded from arbitration in Section (c) of this Exhibit A, these remedies are forever precluded and that regardless of the nature of your complaint(s), you acknowledge and agree that such complaint(s) can only be resolved by arbitration. (e) It is understood and agreed that, unless expressly authorized by statutory law, the arbitrator shall not have the right or authority to enter any award of punitive damages. (f) The fees and expenses of the arbitrator and all other expenses of the arbitration shall be borne by the parties equally. Each party shall bear the expenses of its own counsel, experts, and presentation of proof. (g) The substance and result of any arbitration under this Exhibit A to the Letter Agreement and all information and documents disclosed in any such arbitration by any person shall be treated as confidential (and as Proprietary Information under the Confidentiality and Proprietary Rights Agreement subject to the terms thereof), except that disclosures may be made to the extent necessary (i) to enforce a final settlement agreement between the parties or (ii) to obtain and secure enforcement, or a judgment on, an award issued pursuant to this Exhibit A to the Letter Agreement. (h) Class, Collective, and Representative Action Waiver - You agree that, with respect to any claims that are subject to arbitration under Section (b) of this Exhibit A to the Letter Agreement, in any forum whether arbitration or otherwise, you shall not be entitled to (i) join or consolidate claims by other individuals or entities against the Company, including but not limited to by becoming a member of a class in a class action; (ii) arbitrate any claim as a representative or participate in a class, representative, multi-plaintiff, or collective action or (iii) bring any such claim in a private attorney general capacity. Any attempt to proceed in arbitration, court or any other forum on anything other than an individual basis shall be void ab initio and be precluded by every tribunal in which any such action is brought. If, despite the parties’ express intent to proceed only in individual arbitration, a court nonetheless orders that a class, collective, mass or other representative or joint action should proceed, in no event will such action proceed in an arbitration forum and may proceed only in court. Any issue concerning the validity or enforceability of this class, collective and representative action waiver must be decided only by a court and an arbitrator shall not have authority to consider the issue of the validity or enforceability of this Section (h). (i) Time Limitation on Filing Claims - The parties hereby acknowledge and agree that, unless prohibited by law, any arbitration, suit, action or other proceeding relating to this Exhibit A must be brought within the shorter of: (i) the statute of limitations that is applicable to the claim(s) upon which the arbitration, suit, action or other legal proceeding is sought or required; or (ii) two (2) years after the occurrence of the act or omission that is the subject of the arbitration, suit, action or other legal proceeding. Any failure to file a demand for arbitration within this time frame and according to these rules shall constitute a waiver of all rights to raise

A-4 any claim in any forum arising out of any dispute that was subject to arbitration. All such untimely claims shall be deemed barred by the applicable statute of limitations. The date of the filing is the date on which written notice by the party seeking arbitration stating that party’s intention to arbitrate is received by JAMS. (j) In the event any notice is required to be given under the terms of this Exhibit A, it shall be delivered in writing, if to you, to your last known address, and if to the Company, to the attention of the General Counsel of the Company. (k) If any provision of this Exhibit A is determined to be invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall be deemed modified to the extent necessary to render the same valid, or as not applicable to the given circumstances, or will be deleted from this Exhibit A, as the situation may require, and this Exhibit A shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be, it being the stated intention of the parties that had they known of such invalidity or unenforceability at the time of entering into this Exhibit A, they would have nevertheless contracted upon the terms contained herein, either excluding such provisions, or including such provisions, only to the maximum scope and application permitted by law, as the case may be. The parties expressly acknowledge and agree that it is their intent that the inclusion or exclusion of no provision or provisions is to interfere with or negate the arbitration and class/collective waiver provision of this Exhibit A and this Exhibit A is to be modified in scope and application in every instance needed to permit the enforceability of those provisions. In the event such total or partial invalidity or unenforceability of any provision of this Exhibit A exists only with respect to the laws of a particular jurisdiction, this Section will operate upon such provision only to the extent that the laws of such jurisdiction are applicable to such provision. (l) Except as otherwise expressly set forth herein, all capitalized defined terms shall have the same meaning as set forth in the Letter Agreement. (m) You and the Company agree that the Company is engaged in interstate commerce and that the Federal Arbitration Act shall govern the interpretation and enforcement of, and all proceedings pursuant to, this Exhibit A and that the arbitrator shall apply New York law to the merits of any Dispute. AGREED TO AND ACCEPTED: _/s/BoHee Yoon_______________ BoHee Yoon _August 8, 2024_______________ Date